PRESS RELEASE


FOR IMMEDIATE RELEASE                           CONTACT:   Steve Benedetti
March 17, 2005                                             804-217-5800

                           DYNEX CAPITAL, INC. REPORTS
                              YEAR-END 2004 RESULTS


     Dynex Capital, Inc. (NYSE: DX) announced its financial results for the fourth quarter and year-ended December 31, 2004. Highlights contained in this release include:

- Cash flows from the investment portfolio were $79.5 million for the year, inclusive of proceeds from the sale of investments of $38.3 million. For the fourth quarter 2004, cash flows from the investment portfolio were $19.3 million, inclusive of proceeds from the sale of investments of $12.4 million.
- Net income for the fourth quarter was $15.0 million. Net loss for the year was $3.4 million.
- Total investment portfolio assets were $1,343 million and cash and cash equivalents were $52.5 million at December 31, 2004, versus total investment portfolio assets of $1,854 million and cash and cash equivalents of $7.4 million at December 31, 2003.
- Common equity book value was $92.5 million, or $7.60 per common share at December 31, 2004, versus $82.1 million, or $7.55 at December 31, 2003.
- Tax net operating loss carryforward was approximately $135 million at December 31, 2004.

     For the year ended December 31, 2004, the Company reported a net loss of $3.4 million versus a net loss of $21.1 million in 2003. After consideration of preferred stock charges, the Company reported a net loss to common shareholders of $5.2 million or $0.46 per common share for 2004 versus $14.3 million, or $1.31 per common share for 2003. For the fourth quarter 2004, the Company reported net income to common shareholders of $13.7 million, or $0.77 per common share on a fully-diluted basis, versus a net loss of $12.9 million, or $1.18 per common share for the same period in 2003.

     The Company also announced that dividends paid on the Series D Preferred Stock during 2004 of an aggregate $0.4618 per share, consisted of $0.2412 per share of ordinary income and $0.2206 per share return of capital. The $0.2412 dividends per share of ordinary income is due to the Company's ownership of residual interests in certain REMIC securitizations.

     The Company has scheduled a conference call for Friday, March 18, 2005, at 2:00 p.m. Eastern Time to discuss fourth quarter results. Investors may participate by calling (800) 729-5806.

     Commenting on 2004 and fourth quarter results, Thomas B. Akin, Chairman of the Board of Directors stated, "We believe that 2004 was a very good year for our shareholders. We successfully recapitalized the Company, eliminating dividends in arrears on our preferred stock in the process, and prudently took advantage of opportunities to convert investments to cash at favorable prices. Our cash position at the end of 2004 was in excess of $52 million, and stands at approximately $57 million today. While book value per common share is approximately the same as 2003, the quality of that amount is much improved, as almost one-half of our total market capitalization now consists of cash and cash equivalents and investments in liquid securities. Our financial position and flexibility going into 2005 is much stronger than it was at the end of 2004. Our strategy today remains the same as we articulated at the end of the third quarter. We intend to invest in high credit quality, short-duration assets, and maintain a substantial cash position while we wait for opportunities to invest capital on a longer-term basis. Compelling investment opportunities in the near-term have been harder to find as spreads on mortgage securities have continued to compress, and in our opinion do not adequately compensate for the current risks inherent in these securities. We do believe, however, that opportunities will be available in the marketplace in the coming year for the Company to strategically redeploy its capital. Our focus in the near term will continue to be in the single-family mortgage markets, but that focus may expand to other areas if opportunities arise. As we have previously indicated, we continue to feel that the tax net operating loss carryforward offers the Company a compelling competitive advantage, allowing the Company to retain taxable income which would otherwise have to be distributed, enabling the Company to compound returns on its capital and grow book value per common share on a tax free basis."

Discussion of Results

     Net income for the fourth quarter was $15.0 million, which includes a gain of $17.6 million from the sale of the Company's investment in certain securitized finance receivables, and the associated securitization financing bonds. The Company also recorded an impairment of $4.9 million during the quarter on its remaining investment in its securitized delinquent property tax receivable portfolio, as a result of the security's reclassification from held-to-maturity to available-for-sale during the quarter. The transfer resulted in an adjustment in the carrying value of the security to its estimated fair value at the time of the transfer. The Company determined that it could no longer assert the positive intent to retain this security to maturity due to efforts initiated in December 2004 to sell this security, principally due to the sale of a meaningful portion of its overall delinquent property tax receivables portfolio during the third quarter of 2004.

     Net interest income after provisions for loan losses for the fourth quarter and the year includes approximately $1.1 million of provision for loan losses for credit risk on securitized finance receivables for which the actual credit risk has been assumed by third-parties pursuant to the securitization of the receivables and the issuance of non-recourse securitization financing bonds. The Company had previously indicated that it would discontinue recording a valuation allowance on finance receivables where its credit risk was limited via the securitization structure. After consultation with its independent accounting firm and the staff of the Securities and Exchange Commission, the Company determined that generally accepted accounting principles require it to continue to provide for loan losses regardless of the securitization structure, even where the risk of loss is borne by the holders of the securitization financing bonds. Net income will be reduced by the amount of the provision for loan losses, and shareholders' equity will be reduced by the current period and cumulative amounts recorded. Such cumulative amounts may ultimately be material to the financial statements, but will eventually reverse as the associated securitization financing bonds are legally extinguished. The Company will disclose in its filings with the SEC the current period and cumulative amounts of loan losses recorded in excess of the credit risk retained by the Company. The Company noted that the provision for loan losses recorded in the financial statements is non-cash in nature and will not have any effect on the estimated fair value of the underlying securitized finance receivables, nor will it impact the overall economics of the Company's investment in these receivables.

     The Company reported cash flows from the investment portfolio of $79.5 million for all of 2004, and $19.3 million for the fourth quarter 2004. Excluding cash flows from sales of investments, cash flows from the investment portfolio were $6.8 million during the fourth quarter 2004. Cash flows from the investment portfolio include net principal payments, interest income and dividends received on investments, less principal and interest payments made on the associated financing for the investments, plus net proceeds received from the sale of investments.

     Investments were $1,343 million at December 31, 2004, versus $1,854 million at December 31, 2003. The Company purchased approximately $62 million in 'AAA'-rated, fixed-rate securities during the quarter, which were financed with $57 million in repurchase agreements. The securities have an estimated weighted-average life of less than one year and are consistent with the Company's stated objective of high credit quality and short duration. During the fourth quarter, gross principal repayments and net principal repayments on the investment portfolio approximated $66.1 million and $2.4 million, respectively, and the weighted-average coupon on the investment portfolio, including cash equivalents, was 6.98%. The average cost of funds, including both securitization financing and repurchase agreements, was 6.27% for the same period. The weighted-average coupon on the investment portfolio continues to decline quarter-to quarter as higher yielding assets repay and the Company reinvests the cash received in short-term cash equivalents.

     Shareholders' equity was $148.8 million at December 31, 2004 versus $149.8 million at December 31, 2003. Common shareholders' equity was $92.5 million at December 31, 2004 versus $82.1 million at December 31, 2003. Common book value per share, net of liquidation preferences on preferred stock was $7.60 at December 31, 2004 versus $7.55 per share at December 31, 2003. The recourse debt to equity ratio is less than 1:1 at the end of 2004.

     Commenting on the outlook for 2005, Mr. Akin stated, "Our investment portfolio cash flow will likely continue to modestly decline quarter-to-quarter absent meaningful reinvestment of our capital or sales of existing investments. Cash flows from the investment portfolio for the first quarter through February are $4.3 million, excluding proceeds from sales. Net income to common shareholders in the fourth quarter 2004 included several one-time items, and on a go-forward basis we would expect net income to common shareholders to be closer to break-even as we continue to provide for non-cash valuation allowances on loans where we do not retain the credit risk."

     Mr. Akin continued, "The Company's single-family mortgage loan securitization financing with a current aggregate principal balance of $217 million outstanding collateralized by $225 million of single-family mortgage loans is estimated to reach its redemption date this month, and the Company is exploring opportunities to capitalize on this redemption. At this point it is likely that we will redeem the outstanding bonds and resecuritize the underlying mortgage loans, possibly adding additional collateral by including single-family mortgage loans and securities already owned by the Company, and purchasing additional single-family mortgage loans. We are also focused on the sale of the Company's remaining investment in property tax receivables, and continue to manage the portfolio and the corresponding servicing platform as efficiently as possible. The successful sale of this investment will likely impact reported results for the period of the sale. We will continue to conserve capital and evaluate potential investment opportunities for the Company as they arise. Our objective is to take prudent risk in our investment portfolio and to be compensated accordingly."

     The Company also commented on the recently-filed litigation in the United States District Court for the Southern District of New York, noting that the plaintiffs, among other things, are claiming securities laws violations regarding MERIT Series 13, which was issued in August 1999. From a review of the pleadings filed in the case, the Company noted that the plaintiffs purchased its investment in MERIT Series 13 in January 2002 and March 2002. Based on information available from third-parties, the Company believes that the historical collateral performance on MERIT Series 13 was generally in-line or exceeded most other similar vintage securities. The Company continues to evaluate the pleadings in this litigation and intends to vigorously defend itself in the action.

     Dynex Capital, Inc. is a financial services company that elects to be treated as a real estate investment trust (REIT) for federal income tax purposes. Additional information about Dynex Capital, Inc. is available at www.dynexcapital.com.

     Note: This document contains "forward-looking statements" within the meaning of the Private Securities Litigation Act of 1995. The words "believe", "expect", "forecast", "anticipate", "estimate", "project", "plan", and similar expressions identify forward-looking statements that are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified. The Company's actual results and timing of certain events could differ materially from those projected in or contemplated by the forward-looking statements as a result of unforeseen external factors. These factors may include, but are not limited to, changes in general economic and market conditions, disruptions in the capital markets, fluctuations in interest rates, the completion of the proposed recapitalization plan, defaults by borrowers, defaults by third-party servicers, the accuracy of subjective estimates used in determining the fair value of certain financial assets of the Company, the impact of recently issued financial accounting standards, increases in costs and other general competitive factors. For additional information, see the Company's Quarterly report on Form 10-Q for the quarter ended September 30, 2004 as filed with the Securities and Exchange Commission.

                                      # # #

                               DYNEX CAPITAL, INC.
                      Consolidated Statements of Operations
                          (Thousands except share data)
                                   (unaudited)

                                Three Months Ended            Year Ended
                                   December 31,              December 31,
                             ------------------------- -------------------------
                                2004         2003         2004         2003
                             ------------ ------------ ------------ ------------

Interest income              $    25,349  $    35,665  $   122,223  $   152,215
Interest and related expense     (20,416)     (25,796)     (98,942)    (113,244)
                             ------------ ------------ ------------ ------------
Net interest income                4,933        9,869       23,281       38,971
Provision for loan
 losses                           (1,025)      (7,367)     (18,463)     (37,082)
                             ------------ ------------ ------------ ------------
Net interest income after provision
for loan losses                    3,908        2,502        4,818        1,889
Impairment charges                (5,187)     (11,873)     (14,756)     (16,355)
Gain (loss) on sale of
 investments, net                 17,633         (281)      14,490        1,498
Other income (expense)                85          323         (179)         493
General and administrative
 expenses                         (1,418)      (2,336)      (7,748)      (8,632)
                              ------------ ------------ ------------ -----------
Net income (loss)                15,021      (11,665)      (3,375)     (21,107)
Preferred stock(charge)benefit   (1,292)      (1,192)      (1,819)       6,847
                             ------------ ------------ ------------ ------------
Net income (loss)to
common shareholders         $    13,729  $   (12,857) $    (5,194) $   (14,260)
                             ============ ============ ============ ============

Change in net unrealized loss during the period on:
  Investments classified as
   available-for-sale              1,155         (861)       4,681          115
  Hedge instruments                  664          944        3,018          835
                             ------------ ------------ ------------ ------------
Comprehensive income (loss)  $    16,840  $   (11,582) $     4,324  $   (20,157)
                             ============ ============ ============ ============

Net income (loss)per common share
    Basic                    $      1.13  $     (1.18) $     (0.46) $     (1.31)
                             ------------ ------------ ------------ ------------
    Diluted                  $      0.77  $     (1.18) $     (0.46) $     (1.31)
                             ============ ============ ============ ============

Weighted average number of common shares outstanding:
    Basic                     12,162,391   10,873,903   11,272,259   10,873,903
                             ------------ ------------ ------------ ------------
    Diluted                   17,813,455   10,873,903   11,272,259   10,873,903
                             ============ ============ ============ ============

                         DYNEX CAPITAL, INC.
                     Consolidated Balance Sheets
                    (Thousands except share data)
                             (unaudited)

                                              December 31,  December 31,
                                                  2004        2003
                                             ------------ ------------
ASSETS

Cash and cash equivalents                     $   52,522   $    7,386
Other assets                                       4,964        4,174
                                             ------------ ------------
                                                  57,486       11,560
Investments:
  Securitized finance receivables:
    Loans, net                                 1,036,123    1,518,613
    Debt securities                              206,434      255,580
  Securities                                      87,706       33,275
  Other investments                                7,596       37,903
  Other loans                                      5,589        8,304
                                             ------------ ------------
                                               1,343,448    1,853,675
                                             ------------ ------------
                                              $1,400,934   $1,865,235
                                             ============ ============

LIABILITIES AND SHAREHOLDERS' EQUITY

LIABILITIES:
Non-recourse securitization financing         $1,177,280   $1,679,830
Repurchase agreements                             70,468       23,884
Senior Notes                                           -       10,049
Other liabilities                                  4,420        1,626
                                             ------------ ------------
                                               1,252,168    1,715,389
                                             ------------ ------------

SHAREHOLDERS' EQUITY:
Preferred stock                                   55,666       47,014
Common stock                                         122          109
Additional paid-in capital                       366,896      360,684
Accumulated other comprehensive income (loss)      3,817       (3,882)
Accumulated deficit                             (277,735)    (254,079)
                                             ------------ ------------
                                                 148,766      149,846
                                             ------------ ------------
                                              $1,400,934   $1,865,235
                                             ============ ============

Preferred dividends in arrears                $        -   $   18,466
                                             ============ ============

Book value per common share                   $     7.60   $     7.55
                                             ============ ============